Exhibit 99.1

AsiaInfo-Linkage Reports Unaudited Fourth Quarter and Full Year 2011 Results

— Meets fourth quarter 2011 net revenue (non-GAAP)1 and bottom-line guidance

— Full year 2011 net revenue (non-GAAP) is US$463.8 million

BEIJING/SANTA CLARA, Calif. – February 13, 2012 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage,” the “Company,” “we,” “us” or “our”), a leading provider of telecommunication software solutions and services in China, today announced financial results for the fourth quarter and full year ended December 31, 2011.

“We are ramping up our product standardization and integration initiatives, a multi-year strategy that will improve our competitive advantage as we leverage our core businesses and enter new markets,” said AsiaInfo-Linkage President and Chief Executive Officer Steve Zhang. “In the fourth quarter we announced the first contract signing of our NG-BOSS 3.5 solution upgrade for Shanghai Mobile and will continue to sign contracts and roll out this solution throughout 2012. We also recently announced our agreement with Nepal Telecom to provide a convergent billing solution, which is another regional win for our growing international business.”

Mr. Zhang continued, “This year, China’s telecom carriers will continue to invest heavily in traditional customer management services like billing, CRM and business intelligence, while also seeking to enhance their application platform and network infrastructure. These target areas require sophisticated IT systems as the carriers look to differentiate themselves, gain loyal subscribers and monetize their data traffic. We believe AsiaInfo-Linkage is positioned favorably to capitalize on the carriers’ IT needs and to deliver solutions that enhance the carriers’ customer analysis and operational efficiency. We anticipate contract wins related to these growth areas in 2012. At the same time, we will continue to invest in overseas expansion and in our cable business.”

AsiaInfo-Linkage Chief Financial Officer Michael Wu added, “We delivered on our guidance in the fourth quarter as demand from our core telecommunications customers remained healthy. We also achieved strong operating cash flow and saw accounts receivable decline steadily even as we increased revenue. We believe this reflects our effort to manage our accounts receivables balance and improve cash collection. Moreover, we have a healthy cash position and experienced a sequential decrease in our DSO.”

Fourth Quarter 2011 Financial Results

Total revenues for the fourth quarter of 2011 were US$131.1 million, an increase of 14.6% year over year and 9.9% sequentially. Meeting guidance, net revenue (non-GAAP) for the fourth quarter of 2011 was US$127.7 million, an increase of 16.6% year over year and 9.0% sequentially. The year-over-year and sequential increases were mainly the result of the healthy demand from China’s telecom carriers.

Gross margin for the quarter was 41.4%, compared to 45.3% in the year-ago period and 43.9% in the previous quarter. Gross margin of net revenue (non-GAAP)2 was 46.6% in the fourth quarter of 2011, compared to 52.5% in the year-ago period and 49.4% in the previous quarter. The year-over-year decrease in gross margin was primarily attributable to an increase in employee compensation and employee headcount of implementation engineers. The sequential decrease was primarily due to the addition of implementation engineers in the fourth quarter of 2011 as AsiaInfo-Linkage continued to expand headcount to generate revenue growth in the fourth quarter and to realize opportunities in the Company’s pipeline.

[1]

Net revenue (non-GAAP) measures used in this press release represent total revenue net of third-party hardware costs. A reconciliation of all non-GAAP measures used in this press release to the most directly comparable GAAP measures is provided at the end of this press release.

[2]

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third-party hardware costs, amortization of acquired intangible assets and share-based compensation expenses, by net revenue (non-GAAP).

Total operating expenses for the fourth quarter of 2011 increased 21.3% year over year and 16.8% sequentially to US$43.3 million. The year-over-year increase primarily reflected product standardization and integration initiatives, and the sequential increase primarily reflected increased sales and marketing and general and administrative (“G&A”) expenses. Sales and marketing expenses for the fourth quarter of 2011 increased 7.4% year over year and 24.4% sequentially to US$20.2 million. The year-over-year increase in sales and marketing expenses was driven by revenue growth and the sequential increase was mainly due to increased sales commissions from new contract signings. G&A expenses for the fourth quarter of 2011 decreased 27.1% year over year and increased 105.2% sequentially to US$4.6 million. The year-over-year decrease reflects the Company’s strict management of G&A expenses and operating leverage. The sequential increase in G&A expenses was primarily the result of a US$1.2 million reversal of allowance for doubtful accounts in the third quarter of 2011. R&D expenses increased 74.5% year over year and decreased slightly sequentially to US$18.5 million. The year-over-year increase in R&D expenses was primarily driven by the addition of R&D engineers, investment in product development for current and anticipated overseas expansion, product standardization and delivery improvements.

As a result of the aforementioned, income from operations for the fourth quarter of 2011 was US$11.0 million, a decrease of 31.9% year over year and 28.3% sequentially. Operating margin of total revenue was 8.4% for the fourth quarter of 2011, compared to 14.1% in the year-ago period and 12.8% in the previous quarter. The year-over-year decrease in operating margin was mainly attributable to the increases in R&D expenses and cost of labor, and the sequential decrease in operating margin was primarily due to the increase in implementation engineer headcount, higher sales commissions as a result of strong sales orders and a G&A reversal of allowance for doubtful accounts in the third quarter of 2011, which resulted in the increase of cost of sales, increased sales and marketing expenses and increased G&A expenses.

Operating margin of net revenue (non-GAAP)3 for the fourth quarter of 2011 was 17.6%, compared to 26.4% in the year-ago period and 23.6% in the previous quarter. The year-over-year decrease in operating margin of net revenue (non-GAAP) was mainly attributable to the increases in R&D expenses and cost of labor. The sequential decrease was primarily due to higher sales commissions as a result of strong sales orders and a G&A reversal of allowance for doubtful accounts in the third quarter of 2011, which resulted in the increased sales and marketing expenses and increased G&A expenses.

Other income for the fourth quarter of 2011 was US$1.9 million compared to US$580 thousand in the year-ago period and US$578 thousand in the previous quarter. The year-over-year increase in other income was mainly due to improved return from bank deposits. The sequential increase was mainly due to the impairment loss recognized of US$1.1 million during the third quarter of 2011.

On a GAAP basis in the fourth quarter of 2011, the Company recorded net income attributable to AsiaInfo-Linkage, Inc. of US$10.5 million, or US$0.15 per basic share, compared to US$15.5 million, or US$0.21 per basic share, in the year-ago period and US$13.3 million, or US$0.18 per basic share, in the previous quarter. The year-over-year decrease in net income attributable to AsiaInfo-Linkage, Inc. was mainly due to an increase in employee compensation and increased headcount of implementation engineers and R&D engineers, which resulted in the increase of cost of sales and R&D expenses. The sequential decrease was primarily the result of the addition of additional implementation employees and higher sales commissions, which resulted in the increase of cost of sales and sales and marketing expenses.

[3]

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding amortization of acquired intangible assets, share-based compensation expenses and non-recurring merger related expenses, by net revenue (non-GAAP).

In the fourth quarter of 2011, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)4 was US$22.0 million or US$0.30 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the year-ago period was US$28.4 million or US$0.38 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the previous quarter was US$26.7 million or US$0.37 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) decreased 22.7% year-over-year and 17.9% sequentially. The year-over-year decrease in net income attributable to AsiaInfo-Linkage, Inc. was mainly due to an increase in employee compensation and an increase in the number of implementation and R&D engineers, which resulted in higher cost of sales and R&D expenses. The sequential decrease was primarily the result of additional implementation engineers and higher sales commissions, which resulted in increased cost of sales and sales and marketing expenses.

For the fourth quarter of 2011, AsiaInfo-Linkage had a net operating cash inflow of US$57.8 million mainly due to strong cash collection.

Full Year 2011 Financial Results

Full year 2011 total revenues increased 40.1% year over year to US$481.0 million. Net revenue (non-GAAP) for full year 2011 increased 40.9% year over year to US$463.8 million. The Company’s revenues for full year 2010 include only six months of consolidated operating results after the closing of the merger of AsiaInfo Holdings, Inc. (“AsiaInfo”) and Linkage Technologies International Holdings Limited (“Linkage”). Full year 2011 and 2010 income statements are not comparable.

Gross margin for full year 2011 was 43.2%, compared to 49.4% for 2010. Gross margin of net revenue (non-GAAP) for full year 2011 was 49.5%, compared to 55.2% for 2010. The lower gross margin for full year 2011 was primarily due to increased implementation headcount and employee compensation, resulting in an increase in overall labor costs, and the addition of new customers such as China Unicom’s northern six provinces and international customers, projects for which required significant upfront investment.

Total operating expenses for full year 2011 increased 39.0% year over year to US$152.2 million.

Operating margin of total revenue was 11.6% for full year 2011, compared to 17.5% for 2010. Operating margin of net revenue (non-GAAP) for full year 2011 was 23.5% compared to 28.9% for 2010. Operating margin decreased year over year primarily as a result of increased headcount and product development for international expansion.

The Company recorded net income attributable to AsiaInfo-Linkage, Inc. of US$74.6 million, or US$1.02 per basic share, for full year 2011, compared to US$56.2 million, or US$0.92 per basic share, in full year 2010. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) for full year 2011 was US$110.6 million, or US$1.51 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) for full year 2010 was US$91.0 million or US$1.49 per basic share.

Operating cash flow for the full year 2011 was a net inflow of US$76.5 million compared to a net inflow of US$47.8 million for the full year 2010. The improved operating cash flow was mainly due to strong cash collection and enhanced account receivables management.

As of December 31, 2011, AsiaInfo-Linkage had cash and cash equivalents and restricted cash totaling US$293.7 million and short-term investments totaling US$27.9 million.

As of December 31, 2011, AsiaInfo-Linkage had gross accounts receivable (“AR”) of US$281.6 million compared to US$258.3 million as of December 31, 2010. Gross AR includes agent arrangements with International Business Machines Corporation (“IBM”) or its distributors and for a few other hardware companies (“IBM-Type Arrangements”). Since these arrangements typically consist of back-to-back payment terms for certain products sold to AsiaInfo-Linkage customers, there is no impact on the Company’s cash flow or days of sales outstanding (“DSO”). Net AR, which excludes IBM-Type Arrangements and IT Security business-related AR, was US$204.4 million as of December 31, 2011, compared to US$187.7 million as of December 31, 2010. This slight year-over-year increase in net AR was as a result of the Company’s sequential growth in revenue. This resulted in the Company’s DSO being 147 days as of December 31, 2011 compared to 135 days as of December 31, 2010. A table presenting further information regarding the Company’s gross AR, AR relating to IBM-Type Arrangements (“IBM-Related AR”), revenues and DSO is provided at the end of this press release.

[4]

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) and net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share measures exclude share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, non-recurring merger related expenses, after-tax dividend income and a 15% tax rate adjustment for the Company’s Nanjing subsidiary.

Recent Developments

On January 20, 2012, AsiaInfo-Linkage announced the receipt of a non-binding proposal letter from Power Joy (Cayman) Limited (“Power Joy”), a wholly owned subsidiary of CITIC Capital China Partners II, L.P., pursuant to which Power Joy proposed to acquire all of the outstanding shares of common stock of AsiaInfo-Linkage in cash at a price that represents a premium over the current stock price (“Proposal”). A Special Committee of the Board of Directors (the “Special Committee”) was formed to consider the Proposal and any potential alternative transactions involving the Company if at all. The Special Committee has retained Shearman & Sterling LLP as its legal counsel and Goldman Sachs (Asia) L.L.C as its financial advisor to assist it in consideration of such matters. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved of or consummated.

Business Outlook

AsiaInfo-Linkage expects first quarter 2012 net revenue (non-GAAP) to be in the range of US$119.0 million to US$121.0 million. The Company expects first quarter 2012 net income attributable to AsiaInfo-Linkage, Inc. per basic share (non-GAAP) to be in the range of US$0.25 to US$0.27.

In light of the ongoing work being performed by the Special Committee, the Company will not at this time provide earnings guidance regarding the outlook for full year 2012.

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
	2011	2010	2011	2010
Revenues:
Software products and solutions	$118,694	$101,201	$431,355	$301,970
Service	8,866	8,137	31,572	26,596
Third party hardware	3,531	5,042	18,116	14,817

Total revenues	131,091	114,380	481,043	343,383

Cost of revenues:
Software products and solutions	68,900	53,703	238,609	147,386
Service	4,575	4,104	17,291	12,341
Third party hardware	3,355	4,789	17,211	14,074

Total cost of revenues	76,830	62,596	273,111	173,801

Gross profit	54,261	51,784	207,932	169,582

Operating expenses (income):

Sales and marketing	20,238	18,835	74,963	50,019
General and administrative	4,562	6,259	20,425	23,284
Research and development	18,507	10,606	58,905	36,172
Government subsidy	—	—	(2,125)	—
Total operating expenses (income)	43,307	35,700	152,168	109,475

Income from operations	10,954	16,084	55,764	60,107

Other income (expenses):
Interest income	1,668	742	5,657	2,851
Dividend income	—	—	180	507
Gain from sales of short-term investments	280	—	479	472
Impairment loss on short-term investments	—	—	(144)	(281)
Impairment loss on long-term investments	—	—	(950)	—
Other (expenses) income, net	(17)	(162)	4	(353)

Total other income, net	1,931	580	5,226	3,196
Income before provisions for income taxes and discontinued operations	12,885	16,664	60,990	63,303
Income taxes expense (benefit)	2,348	1,942	(11,996)	9,560
Income from continuing operations	10,537	14,722	72,986	53,743
Discontinued operations
Gain from operations of discontinued operations	—	1,023	—	1,663
Loss on sale of discontinued operations	—	(84)	—	(84)
Income tax expense for discontinued operation	—	(382)	—	(521)
Income from discontinued operations, net of taxes	—	557	—	1,058

Net income	10,537	15,279	72,986	54,801

Less: Net income (loss) attributable to noncontrolling interest	56	(226)	(1,573)	(1,410)

Net income attributable to AsiaInfo-Linkage, Inc.	$10,481	$15,505	$74,559	$56,211

Earnings per share:
Net income from continuing operations attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	0.15	0.20	1.02	0.90
Diluted	0.14	0.20	1.01	0.89
Net income from discontinued operations attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	0.00	0.01	0.00	0.02
Diluted	0.00	0.01	0.00	0.02
Net income attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	$0.15	$0.21	$1.02	$0.92

Diluted	$0.14	$0.21	$1.01	$0.91

Weighted average shares used in computation:
Basic	72,221,644	74,904,875	73,106,037	61,036,299

Diluted	72,590,685	75,473,867	73,670,981	61,782,710

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	As of
	Dec 31, 2011	Dec 31, 2010
ASSETS:

Current Assets:
Cash and cash equivalents	$272,438	$237,844
Restricted cash	21,226	13,943
Short term investments - held to maturity securities	—	10,570
Short term investments - available for sale securities	27,909	31,682
Accounts receivable, trade (net of allowances of $2,905 and $2,514 as of December 31, 2011 and December 31, 2010, respectively)	281,564	258,338
Inventories, net	15,309	9,902
Other receivables	4,480	5,934
Deferred income tax assets - current	14,294	13,781
Prepaid expenses and other current assets	6,453	4,774

Total current assets	643,673	586,768

Long term investments	4,863	5,646
Property and equipment, net	8,778	5,961
Other acquired intangible assets, net	163,028	209,626
Deferred income tax assets - non-current	1,751	2,066
Goodwill	433,525	433,139
Land use right	14,543	10,000

Total Assets	$1,270,161	$1,253,206

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities:
Accounts payable	$91,094	$89,867
Accrued expenses	22,905	25,391
Deferred revenue	32,378	27,963
Accrued employee benefits	78,972	72,309
Other payables	5,582	6,608
Income taxes payable	12,602	18,457
Other taxes payable	11,864	11,678
Deferred income tax liabilities - current	9,091	3,657

Total current liabilities	264,488	255,930

Unrecognized tax benefits	3,344	4,870
Deferred income tax liabilities - non-current	24,458	51,836
Other long term liabilities	573	274

Total Liabilities	$292,863	$312,910

Redeemable noncontrolling interest	385	1,918

Equity:
Common stock	786	779
Additional paid-in capital	847,879	840,328
Treasury stock, at cost (6,166,500 shares and 3,000,000 at December 31, 2011 and December 31, 2010, respectively)	(87,746)	(27,749)

Statutory reserve	21,748	21,640
Retained earnings	146,527	72,076
Accumulated other comprehensive income	47,124	30,794

Total AsiaInfo-Linkage, Inc. stockholders’ equity	$976,318	$937,868

Noncontrolling interest	595	510

Total equity	976,913	938,378

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$1,270,161	$1,253,206

Fourth Quarter and Full Year 2011 Conference Call Details

AsiaInfo-Linkage management will hold an earnings conference call at 4:00 p.m. Pacific Time / 7:00 p.m. Eastern Time on February 13, 2012 (8:00 a.m. Beijing/Hong Kong Time on February 14, 2012). Management will discuss results and highlights of the quarter and answer questions from investors.

The dial-in numbers for the conference call are as follows:

Local:

New York:	+1-718-354-1231
Hong Kong:	+852-2475-0994

International Toll Free:

United States:	+1-866-519-4004
China, Domestic Mobile:	400-620-8038
China, Domestic:	800-819-0121
Hong Kong:	800-930-346

International Toll:	+65-6723-9381

The conference ID # is 44064634

A replay of the call will be available until 11:59 p.m. Eastern Time on February 21, 2012 by dialing one of the following numbers:

U.S Toll Free:	+1-866-214-5335
International:	+61-2-8235-5000

Additionally, a live and archived webcast of this call will be available on the Investor Relations section of the AsiaInfo-Linkage website at www.asiainfo-linkage.com.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. The Company was formed through a merger between AsiaInfo and Linkage on July 1, 2010. The combined Company leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo-Linkage’s net revenue (non-GAAP) represents total revenue net of third party hardware costs that are passed through to our customers. We believe total revenues net of third party hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenue (non-GAAP) to GAAP total revenues

	Three Months Ended Dec 31		Twelve Months Ended Dec 31		2011 Q3
	2011	2010	2011	2010
	(in US dollar thousands)
Total Revenues	131,091	114,380	481,043	343,383	119,285
Third Party Hardware Costs	3,355	4,789	17,211	14,074	2,060
Net Revenue (non-GAAP)	127,736	109,591	463,832	329,309	117,225

(2) Gross margin of net revenue (non-GAAP)

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third party hardware costs, amortization of acquired intangible assets and share-based compensation expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the gross margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP gross margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of gross margin (non-GAAP) to GAAP gross margin

	Three Months Ended Dec 31		Twelve Months Ended Dec 31		2011 Q3
	2011	2010	2011	2010
Gross margin (GAAP)	41.4%	45.3%	43.2%	49.4%	43.9%
Third party hardware costs[1]	1.1%	2.0%	1.6%	2.1%	0.8%
Amortization of acquired intangible assets[2]	3.9%	4.7%	4.3%	3.1%	4.3%
Share-based compensation expenses[2]	0.2%	0.5%	0.4%	0.6%	0.4%
Gross margin (non-GAAP)	46.6%	52.5%	49.5%	55.2%	49.4%

[1]	Percentages represent the difference between GAAP gross profit divided by GAAP revenue and GAAP gross profit divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets or share-based compensation expenses by net revenue (non-GAAP).

(3) Operating margin of net revenue (non-GAAP)

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding amortization of acquired intangible assets, share-based compensation expenses and non-recurring merger related expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the operating margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP operating margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of operating margin (non-GAAP) to GAAP operating margin

	Three Months Ended Dec 31		Twelve Months Ended Dec 31		2011 Q3
	2011	2010	2011	2010
Operating margin (GAAP)	8.4%	14.1%	11.6%	17.5%	12.8%
Third party hardware costs[1]	0.2%	0.6%	0.4%	0.7%	0.2%
Amortization of acquired intangible assets[2]	8.2%	10.0%	10.0%	7.0%	8.9%
Share-based compensation expenses[2]	0.8%	1.7%	1.5%	2.4%	1.7%
Non-recurring merger related expenses[2]	0.0%	0.0%	0.0%	1.3%	0.0%
Operating margin (non-GAAP)	17.6%	26.4%	23.5%	28.9%	23.6%

[1]	Percentages represent the difference between GAAP operating income divided by GAAP revenue and GAAP operating income divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets, share-based compensation or non-recurring merger related expenses by net revenue (non-GAAP).

(4) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) excludes share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, non-recurring merger related expenses, after-tax dividend income and a 15% tax rate adjustment for the Company’s Nanjing subsidiary (“LKNJ”). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) to GAAP net income

	Three Months Ended Dec 31		Twelve Months Ended Dec 31		2011 Q3
	2011	2010	2011	2010
	(in US dollar thousands)
Net income (GAAP)	10,481	15,505	74,559	56,211	13,289
Adjustments:
- Share based compensation	1,059	1,896	6,787	7,999	1,937
- Amortization of acquired intangible assets	10,416	11,010	46,618	22,822	10,409
- Impairment loss on investment	0	0	1,094	281	1,094
- Non-recurring merger related expenses	0	0	0	4,158	0
- Dividend income, net of tax	0	0	(180)	(507)	0
- LKNJ tax rate 15% adjustment	0	0	(18,289)	0	0
Net income (non-GAAP)	21,956	28,411	110,589	90,964	26,729

(5) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share is calculated by dividing net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) (which as discussed above excludes share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, non-recurring merger related expenses, after-tax dividend income and a LKNJ 15% tax rate adjustment) by the same number of weighted average shares outstanding used in the computation of net income per basic share. Management believes that net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share, when used in conjunction with the Company’s GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo-Linkage, Inc (non-GAAP). In addition, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share to GAAP net income per basic share

	Three Months Ended Dec 31		Twelve Months Ended Dec 31		2011 Q3
	2011	2010	2011	2010
	(in US dollars)
Net income per basic share (GAAP)	0.15	0.21	1.02	0.92	0.18
Adjustments:
- Share-based compensation expenses	0.01	0.02	0.09	0.13	0.03
- Amortization of acquired intangible assets	0.14	0.15	0.64	0.37	0.14
- Impairment loss on investment	0.00	0.00	0.01	0.01	0.02
- Non-recurring merger related expenses	0.00	0.00	0.00	0.07	0.00
- Dividend income, net of tax	0.00	0.00	(0.00)	(0.01)	0.00
- LKNJ 15% tax rate adjustment	0.00	0.00	(0.25)	0.00	0.00
Net income per basic share (non-GAAP)	0.30	0.38	1.51	1.49	0.37

Basic shares:	72,221,644	74,904,875	73,106,037	61,036,299	71,934,704

AR, IBM-Related AR, Revenue and DSO

AR balances included both billed and unbilled amounts. Revenue recognized in excess of billings is recorded as unbilled receivable. In addition to revenues from the sales of its goods and services and from hardware procured on behalf of customers, the Company generated service revenues by acting as a sales agent pursuant to the IBM-Type Arrangements. In December 2010, the Company disposed of its former IT Security business and, accordingly, no longer generates revenues from the sale of its information security products. The Company’s DSO calculations are as follows as of the last day of the respective periods indicated, with net AR excluding the receivables attributable to the IT Security Business and the IBM-Type Arrangements, and with revenues excluding those attributable to the IT Security Business, respectively:

1)	Q1 2010 DSO = (Q4 2009 net AR + Q1 2010 net AR)/2/Q1 revenue x 90

2)	Q2 2010 DSO = (Q4 2009 net AR + Q2 2010 net AR)/2/Q2 cumulative revenue x 180

3)	Q3 2010 DSO = (Q4 2009 net AR + Q3 2010 net AR)/2/Q3 cumulative revenue x 270

4)	Q4 2010 DSO = (Q4 2009 net AR + Q4 2010 net AR)/2/Q4 cumulative revenue x 360

5)	Q1 2011 DSO = (Q4 2010 net AR + Q1 2011 net AR)/2/Q1 revenue x 90

6)	Q2 2011 DSO = (Q4 2010 net AR + Q2 2011 net AR)/2/Q2 cumulative revenue x 180

7)	Q3 2011 DSO = (Q4 2010 net AR + Q3 2011 net AR)/2/Q3 cumulative revenue x 270

8)	Q4 2011 DSO = (Q4 2010 net AR + Q4 2011 net AR)/2/Q4 cumulative revenue x 360

The following table presents further information regarding the Company’s gross AR, net AR, revenues, and DSO.

	2010-Q1	2010-Q2	2010-Q3	2010-Q4	2011-Q1	2011-Q2	2011-Q3	2011-Q4
	(in US dollar thousands, except DSO)
Gross AR	117,868	120,860	237,730	258,338	302,806	298,146	292,220	281,564
- IT Security AR	3,061	1,658	3,845	—	—	—	—
- IBM Related AR	45,280	27,135	37,894	70,673	85,923	77,476	67,950	77,200
Net AR	69,527	92,067	195,991	187,665	216,883	220,670	224,270	204,364

Revenue	63,465	66,864	121,688	114,380	114,481	116,186	119,285	131,091
IT Security - Revenue	4,222	7,566	11,226	—	—	—	—
Revenue (excluding IT Security)	59,243	59,298	110,462	114,380	114,481	116,186	119,285	131,091

DSO	106	123	157	135	159	159	159	147

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of February 13, 2012. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government, and the outcome of the Special Committee’s evaluation of strategic alternatives, including the privatization proposal announced on January 20, 2012. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com